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                                                                   Exhibit 10.34

                              INDUSTRIAL NET LEASE

                                       FOR

                         SORRENTO VISTA INDUSTRIAL PARK
                              SAN DIEGO, CALIFORNIA


                                 BY AND BETWEEN


                            SPIEKER PROPERTIES, L.P.
                        A CALIFORNIA LIMITED PARTNERSHIP


                                   AS LANDLORD


                                       AND


                                  INTUIT INC.,
                             A DELAWARE CORPORATION


                                    AS TENANT


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                            BASIC LEASE INFORMATION

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
LEASE DATE:                           JULY 2, 1997

ADDRESS OF PREMISES:                  6060 NANCY RIDGE DRIVE, SUITE 100
                                      SAN DIEGO, CA 92121

TENANT:                               INTUIT INC.,
                                      A DELAWARE CORPORATION

ADDRESS OF TENANT:                    6220 GREENWICH DRIVE
                                      SAN DIEGO, CA 92122
                                      ATTENTION: FACILITIES MANAGER, LYNETTE BERGAMINI
                                      PHONE: (619)784-4000
                                      FAX: (619)784-1389
                                      with additional notices to:
                                      General Counsel-Catherine Valentine
                                      mailing address: P.O. Box 7850
                                      Mountain View, CA 94039
                                      physical address: 2535 Garcia Avenue
                                      Mountain View, CA 94043
                                      phone: (415)944-6656
                                      fax: (415)944-6622
                                      and to the Premises. Attention Dan Torres, Manager

LANDLORD:                             SPIEKER PROPERTIES, L.P.,
                                      A CALIFORNIA LIMITED PARTNERSHIP

ADDRESS OF LANDLORD:                  9255 TOWNE CENTRE DRIVE, SUITE 100
                                      SAN DIEGO, CA 92121
                                      PHONE: (619)453-5800
                                      FAX: (619)623-8506

PROJECT DESCRIPTION:                  AN APPROXIMATELY 228,130 SQUARE FOOT, TWO BUILDING
                                      INDUSTRIAL PROJECT LOCATED IN SAN DIEGO, CALIFORNIA
                                      AND COMMONLY KNOWN AS SORRENTO VISTA INDUSTRIAL
                                      PARK AS SHOWN ON EXHIBIT "A", ATTACHED HERETO.

BUILDING DESCRIPTION:                 AN APPROXIMATELY 121,700 SQUARE FOOT BUILDING
                                      LOCATED AT 6060 NANCY RIDGE DRIVE, SAN DIEGO,
                                      CALIFORNIA AS SHOWN ON EXHIBIT "B" ATTACHED HERETO.

PREMISES:                             APPROXIMATELY 60,585 SQUARE FEET OF OFFICE AND
                                      WAREHOUSE SPACE LOCATED IN THE BUILDING AS SHOWN ON
                                      EXHIBIT "B" ATTACHED HERETO.

PERMITTED USES:                       GENERAL OFFICE, WAREHOUSING, MANUFACTURING AND
                                      DISTRIBUTION AND FOR NO OTHER USE, AS ALLOWED UNDER
                                      EXISTING ZONING.

PARKING:                              TENANT IS ENTITLED TO 1.47 UNASSIGNED PARKING STALLS
                                      PER 1,000 SQUARE FEET LEASED, WHICH IS APPROXIMATELY
                                      89 PARKING SPACES.

SCHEDULED TERM COMMENCEMENT DATE:     OCTOBER 1,1997.

LENGTH OF TERM:                       SEVENTY-TWO (72) MONTHS.

BASE RENT:                            OCTOBER 1, 1997-SEPTEMBER 30, 1998    $33,745/MO
                                      OCTOBER 1, 1998-SEPTEMBER 30, 1999    $35,170/MO
                                      OCTOBER 1, 1999-SEPTEMBER 30, 2000    $36,645/MO
                                      OCTOBER 1, 2000 SEPTEMBER 30, 2001    $38,195/MO
                                      OCTOBER 1, 2001-SEPTEMBER 30, 2002    $39,820/MO
                                      OCTOBER 1, 2002-SEPTEMBER 30, 2003    $41,500/MO

SECURITY DEPOSIT:                     $15,000 DUE UPON LEASE EXECUTION.

TENANT'S PROPORTIONATE SHARE:         49.78% OF BUILDING.
                                      26.56% OF PROJECT.

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THE FOREGOING BASIC LEASE INFORMATION IS INCORPORATED INTO AND MADE A PART OF
THIS LEASE. EACH REFERENCE IN THIS LEASE TO ANY OF THE BASIC LEASE INFORMATION
SHALL MEAN THE RESPECTIVE INFORMATION ABOVE AND SHALL BE CONSTRUED TO
INCORPORATE ALL OF THE TERMS PROVIDED UNDER THE PARTICULAR LEASE PARAGRAPH
PERTAINING TO SUCH INFORMATION. IN THE EVENT OF ANY CONFLICT BETWEEN THE BASIC
LEASE INFORMATION AND THE LEASE, THE LATTER SHALL CONTROL.


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                               TABLE OF CONTENTS
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                                                                           Page

     Basic Lease Information                                                 1

     Table of Contents                                                       2

1.   Premises                                                                3

2.   Possession and Lease Commencement                                       3

3.   Term                                                                    3

4.   Use                                                                     3

5.   Rules and Regulations                                                   4

6.   Rent                                                                    4

7.   Basic Operating Cost                                                    4

8.   Insurance and Indemnification                                           5

9.   Waiver of Subrogation                                                   6

10.  Landlord's Repairs and Services                                         6

11.  Tenant's Repairs                                                        6

12.  Alterations                                                             6

13.  Signs                                                                   7

14.  Inspection/Posting Notices                                              7

15.  Utilities                                                               7

16.  Subordination                                                           7

17.  Financial Statements                                                    7

18.  Estoppel Certificate                                                    7

19.  Security Deposit                                                        8

20.  Tenant's Remedies                                                       8

21.  Assignment and Subletting                                               8

22.  Quiet Enjoyment                                                         8

23.  Condemnation                                                            8

24.  Casualty Damage                                                         9

25.  Holding Over                                                            9

26.  Default                                                                10

27.  Liens                                                                  11

29.  Transfers by Landlord                                                  11

30.  Right of Landlord to Perform Tenant's Covenants                        11

31.  Waiver                                                                 11

32.  Notices                                                                12

33.  Attorneys' Fees                                                        12

34.  Successors and Assigns                                                 12

35.  Force Majeure                                                          12

36.  Miscellaneous                                                          12

37.  One Time Right to Cancel                                               12

Exhibit "A"                                                                                          Project Site Plan

Exhibit "B"                                                                                        Building & Premises

Exhibit "C"                                                                     Tenant Improvements and Specifications

Exhibit "D"                                                                                           Signage Criteria

Exhibit "E"                                                                Conditional Land Use Plan-abbreviated (CLUP)


                                     LEASE

                  This Lease is made as of JULY 2, 1997, between SPIEKER
            PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP (hereinafter called "LANDLORD") and INTUIT INC., A DELAWARE CORPORATION (hereinafter called "TENANT").

PREMISES       1. Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereafter set forth, those premises (the "Premises") as shown on Exhibit "B" and described in the Basic Lease Information. The Premises may be all or part of the building (the "Building") or of the project (the "Project") which may consist of more than one building. The Building and Project are shown on Exhibit "B".

POSSESSION
AND LEASE
COMMENCEMENT   2.

                  B. In the event this Lease pertains to a Building to be constructed or improvements to be constructed within a Building, the provisions of this subparagraph 2.B. shall apply in lieu of the provisions of subparagraph 2.A. above and the Term Commencement Date shall be the earlier of the date on which (1) Tenant takes possession of some or all of the Premises, or (2) the improvements constructed or to be constructed in the Premises shall have been substantially completed in accordance with the plans and specifications described on Exhibit "C" attached hereto and incorporated herein by reference, AND DOCUMENTED BY A COPY OF THE CERTIFICATE OF OCCUPANCY, TEMPORARY OR PERMANENT, FROM THE CITY OF SAN DIEGO, whether or not substantial completion of the Building itself shall have occurred. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. Substantial completion shall have occurred notwithstanding a requirement for Landlord to complete punch list items or similar corrective work. LANDLORD SHALL USE COMMERCIALLY REASONABLE EFFORTS TO COMPLETE PUNCH LIST ITEMS WITHIN SIXTY (60) DAYS OF TENANT SUBMITTING SUCH LIST IN WRITING TO LANDLORD. Tenant shall, upon demand, within thirty
                  (30) days of receipt, execute and deliver to Landlord a letter of acceptance of delivery of the Premises which WILL SPECIFY THE ACTUAL TERM COMMENCEMENT DATE.

TERM           3. The Term of this Lease shall commence on the Term Commencement
                  Date and continue in full force and effect for the number of months specified as the Length and Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

USE            4. A.    Tenant shall use the Premises for the Permitted Use and
                  for no other use or purpose without prior written consent of Landlord. No MATERIAL increase in the occupant density of the Premises shall be made without the prior written consent of Landlord. Tenant and its employees, customers, visitors, and licensees shall have the non-exclusive right to use, in common with other parties occupying the Buildings or Project, the parking areas and driveways of the Project, subject to such reasonable rules and regulations as Landlord may from time to time prescribe.

                  B. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants of the Building or Project in which the Premises are situated or unreasonably interfere with their use of their respective premises. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is toxic, harmful, explosive, highly inflammable or combustible, OTHER THAN NORMAL AND REASONABLE AMOUNTS OF CLEANING AND PEST CONTROL SUPPLIES REASONABLY NECESSARY FOR MAINTENANCE OF THE PREMISES SO LONG AS SUCH MATERIALS ARE PROPERLY, SAFELY AND LAWFULLY STORED AND USED BY TENANT. Storage outside the Premises of materials, vehicles or any other items Landlord deems objectionable is prohibited without Landlord's prior written consent. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful liquids in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord.

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

                  C. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant. Tenant shall not do or permit anything to be done in, on or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project, or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify Landlord and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law or comply with the requirements as set forth herein. THE PROJECT HAS BEEN BUILT IN COMPLIANCE WITH ALL CURRENT BUILDING CODES, INCLUDING ADA CONFORMANCE. TO THE BEST OF LANDLORD'S KNOWLEDGE, THERE ARE CURRENTLY NO HAZARDOUS MATERIALS VIOLATIONS ON OR ABOUT THE PREMISES

RULES AND
REGULATIONS    5. Tenant and Tenant's agents, employees, and invitees shall faithfully observe and comply with any rules and regulations
               Landlord may from time to time reasonably prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or Project. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the rules and regulations.

RENT 6. Tenant shall pay to Landlord, without demand throughout the term, Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever to Landlord at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord may from time to time designate in writing. Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Rent commences on other than the first day of a month, then Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date.

BASIC
OPERATING
COSTS          7. A.    BASIC OPERATING COST. In addition to the Base Rent
                  required to be paid hereunder, Tenant shall pay as additional Rent, Tenant's Proportionate Share, as defined in the Basic Lease Information, of Basic Operating Cost in the manner set forth below. Basic Operating Cost shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, or would be required to pay if the Project were fully occupied, because of or in connection with the management, maintenance, preservation and operation of the Project and its supporting facilities servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied) including, but not limited to, the following:

                        (1) All real estate taxes, possessory interest taxes, business or license taxes or fees, service payment in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charge, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the rent (or any portion or component thereof), except (a) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (b) taxes computed on the basis of the net income of Landlord or the owner of any interest therein.

                        (2) All REASONABLE insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and cost of fire, casualty and liability coverage, rental abatement and special hazard insurance applicable to the Project and Landlord's personal property used in connection therewith; provided, however, that Landlord may, but shall not be obligated to, carry special hazard insurance covering losses caused by casualty not insured under standard fire and extended coverage insurance.

                        (3) Repairs, replacements (BUT NOT INCLUDING CAPITAL ITEMS) and general maintenance for the Premises, Building and Project (except for those repairs expressly the responsibility of Landlord, those repairs paid for by proceeds of insurance or by Tenant or other third parties and alterations attributable solely to tenants of the Project other than Tenant).

                        (4) All REASONABLE maintenance, janitorial and service agreements and costs of supplies and equipment used in maintaining the Premises, Building and Project and the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, alarm service, window cleaning, elevator maintenance, Building exterior maintenance and landscaping.

                        (5) Utilities which benefit all or a portion of the Premises.

                        (6) A management and accounting cost recovery equal to ten percent (10%) of Basic Operating Costs.

                  In the event that the Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the building had been one hundred percent (100%) occupied; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Basic Operating Cost from all of the tenants in the Project including Tenant.

                  All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants. Notwithstanding anything herein to the contrary, any instance wherein Landlord, at Landlord's sole discretion, deems Tenant to be responsible for any amounts greater than its Proportionate Share, Landlord shall WITH WRITTEN NOTICE GIVEN TO TENANT, have the right to allocate costs in any manner Landlord deems appropriate.

                  B. PAYMENT OF ESTIMATED BASIC OPERATING COST. "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Costs with installments of Base Rent for the fiscal year to which the Estimated Basic Operating Costs applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Basic Operating Cost will apparently vary from the then Estimated Basic Operating Cost by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such fiscal year and Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Cost as so revised for the balance of the then current fiscal year on the first of each calendar month thereafter.

                  C. COMPUTATION OF BASIC OPERATING COST ADJUSTMENT. "Basic Operating Cost Adjustment" shall mean the difference between Estimated Basic Operating Cost and Basic Operating Cost for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as practicable, Landlord shall deliver to Tenant a REASONABLY DETAILED statement of Basic Operating Cost for the fiscal year just ended accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Cost is less than Tenant's Proportionate Share (as defined in the Basic Lease Information) of Basic Operating Cost, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic Operating Costs, then (provided that Tenant is not in default under this Lease), Landlord shall pay to Tenant the difference within twenty (20) days of such statement. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Basic Operating Cost adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year for which Tenant is obligated to pay Base Rent.

                  D. NET LEASE. This shall be a net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses except as herein provided. The provisions for payment of Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with ownership and operation of the Building or Project and such additional facilities now and in subsequent years as may be REASONABLY determined by Landlord to be necessary to the Building or Project.

                  E. TENANT AUDIT. Tenant shall have the right, at Tenant's expense and upon not less than five (5) days prior written notice to Landlord, to review at reasonable times, in Landlord's office, Landlord's books and records applicable to Tenant's Lease for purposes of verifying Landlord's calculation of the Basic Operating Cost and Basic Operating Cost Adjustment.

                  In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than twenty
                  (20) days following the receipt of such statement and upon condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord; otherwise, [the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within twenty (20) days of receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof.

                   F. EXCLUSIONS TO OPERATING EXPENSES. OPERATING COSTS SPECIFICALLY DO NOT INCLUDE THE FOLLOWING: a) PRINCIPAL AND INTEREST PAYMENTS OF DEBT; b) GROUND LEASE PAYMENTS; c) DEPRECIATION; d) COSTS PROPERLY CHARGEABLE TO THE CAPITAL ACCOUNT, EXCEPT FOR CAPITAL EXPENDITURES TO THE EXTENT TO WHICH THEY REDUCE OPERATING EXPENSES; e) LANDLORD'S COSTS OF ANY SERVICE SOLD TO ANY TENANT OR OCCUPANT OF THE BUILDING FOR WHICH LANDLORD IS REIMBURSED AS AN ADDITIONAL CHARGE OVER AND ABOVE THE RENT PAYABLE WITH ANY TENANT, OTHER THAN BY VIRTUE OF THE PASS THROUGH OF BASIC OPERATING COSTS TO TENANTS OF THE BUILDING; f) ATTORNEY FEES, COSTS AND DISBURSEMENTS INCURRED IN CONNECTION WITH NEGOTIATIONS OR DISPUTES WITH OTHER TENANTS IN THE BUILDING; g) COST OF ANY ITEM FOR WHICH LANDLORD IS PAID OR REIMBURSED BY INSURANCE, WARRANTIES OR CONDEMNATION PROCEEDS; h) EXECUTIVE PARTNER OR BOARD MEMBER SALARIES; i) MARKETING AND ADVERTISING EXPENSES;
                   j) REAL ESTATE BROKERS COMMISSIONS; k) THE COST OF INITIAL CONSTRUCTION OF THE BUILDING, AND ALL BASE BUILDING SYSTEMS, INCLUDING THE INITIAL PAVING, STRIPING THE PARKING AREA, LANDSCAPING, SIDEWALKS, CURBS, GUTTERS AND WALKWAYS.

                   In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.13. or 7.C. above, Tenant shall have the right, not later than ONE HUNDRED AND EIGHTY (180) days following the receipt of such statement and upon condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord; otherwise, the cost of such audit shall be paid by Tenant. If Tenant shall not request AND COMPLETE an audit in accordance with the provisions of this Paragraph 7.E. within ONE HUNDRED AND EIGHTY (180) days of receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof.

INSURANCE AND
INDEMNIFICATION 8. A.   CASUALTY INSURANCE. Landlord agrees to maintain
                   insurance insuring the Buildings of the Project of which the Premises are a part, against fire, lightning, extended coverage, vandalism and malicious mischief in an amount not less than eighty percent (80%) of the replacement cost thereof. Such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may keep or maintain in the Premises or any leasehold improvements, additions or alternations which Tenant may make upon the Premises.

                   B. LIABILITY INSURANCE. Tenant shall purchase at its own expense and keep in force during this Lease a policy or policies of comprehensive liability insurance, including personal injury and property damage, in the amount of not less than Five Hundred Thousand Dollars ($500,000.00) for property damage and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises and Project. Said policies shall (1) name Landlord and, if applicable, its agent, and any party holding an interest to which this Lease may be subordinated as additional insureds, (2) be issued by an insurance company acceptable to Landlord and licensed to do business in the State of California, and (3) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease and upon each renewal of said insurance.

                   C.    INDEMNIFICATION.

                   LANDLORD SHALL INDEMNIFY, DEFEND BY COUNSEL REASONABLY ACCEPTABLE TO TENANT, PROTECT AND HOLD TENANT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, COSTS, DAMAGES, INJURIES OR EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES AND COURT COSTS, ARISING OUT OF OR RELATED TO THE ACTIVE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD. NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY CONTAINER) IN THIS LEASE, LANDLORD SHALL IN NO EVENT BE LIABLE AND TENANT HEREBY WAIVES ALL CLAIMS AGAINST LANDLORD FOR ANY LOSS, DAMAGE, INJURY OR DEATH TO OR OF ANY PERSON OR PROPERLY (INCLUDING WITHOUT LIMITATION PERSONAL PROPERTY) CAUSED BY THEFT, FIRE, RAIN OR WATER LEAKAGE, OR FROM THE BREAKAGE, LEAKAGE, OBSTRUCTION OR OTHER DEFECTS OF PIPES, FIRE SPRINKLERS, WIRES, APPLIANCES, PLUMBING, HVAC OR LIGHTING FIXTURES, ELECTRICAL OR OTHER SYSTEMS, OR BY ACTS OF

                  GOD (INCLUDING WITHOUT LIMITATION FLOOD OR EARTHQUAKE), ACTS OF A PUBLIC ENEMY, RIOT, STRIKE, INSURRECTION, WAR, COURT ORDER, REQUISITION OR ORDER OF GOVERNMENTAL BODY OR AUTHORITY OR FOR ANY DAMAGE OR INCONVENIENCE WHICH MAY ARISE THROUGH REPAIR, EXCEPT AS EXPRESSLY OTHERWISE PROVIDED IN PARAGRAPH
                  10. IN ADDITION, LANDLORD SHALL IN NO EVENT BE LIABLE FOR INJURY TO TENANT'S BUSINESS OR ANY LOSS OF INCOME OR PROFIT THEREFROM OR FOR CONSEQUENTIAL DAMAGES. TENANT SHALL INDEMNIFY, DEFEND BY COUNSEL REASONABLY ACCEPTABLE TO LANDLORD, PROTECT AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, COSTS, LOSS OF RENTS, LIENS, DAMAGES, INJURIES OR EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES AND COURT COSTS, ARISING OUT OF OR RELATED TO:
                  (1) CLAIMS OF INJURY TO OR DEATH OF PERSONS OR DAMAGE TO PROPERTY OCCURRING OR RESULTING DIRECTLY OR INDIRECTLY FROM THE USE OR OCCUPANCY OF THE PREMISES BY TENANT OR TENANT'S PARTIES, OR FROM ACTIVITIES OF TENANT OR TENANT'S PARTIES; (2) CLAIMS ARISING FROM WORK OR LABOR PERFORMED, OR FOR MATERIALS OR SUPPLIES FURNISHED TO OR AT THE REQUEST OF TENANT IN CONNECTION WITH PERFORMANCE OF ANY WORK DONE FOR THE ACCOUNT OF TENANT WITHIN THE PREMISES OR PROJECT; (3) CLAIMS ARISING FROM ANY BREACH OR DEFAULT ON THE PART OF TENANT IN THE PERFORMANCE OF ANY COVENANT CONTAINED IN THIS LEASE; AND (4) CLAIMS ARISING FROM THE NEGLIGENCE OR INTENTIONAL ACTS OR OMISSIONS OF TENANT OR TENANT'S PARTIES. THE FOREGOING INDEMNITY BY TENANT SHALL NOT BE APPLICABLE TO CLAIMS TO THE EXTENT ARISING FROM THE SOLE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

                  D. BOTH LANDLORD AND TENANT MAY CARRY THE INSURANCE REQUIRED TO BE CARRIED BY EACH PARTY HEREUNDER UNDER A BLANKET POLICY OF INSURANCE THAT COVERS OTHER LOCATIONS WHERE THE PARTY AND ITS AFFILIATES CONDUCT BUSINESS, PROVIDED THAT SUCH BLANKET POLICY SHALL BE ENDORSED TO SPECIFICALLY COVER THE PREMISES AND SHALL PROVIDE THE SAME AMOUNT AND TYPES OF COVERAGE FOR THE PREMISES AND TENANT'S ACTIVITIES IN THE BUILDING THAT WOULD BE PROVIDED BY A SEPARATE POLICY MEETING THE REQUIREMENTS OF THIS PARAGRAPH 8B.

WAIVER OF
SUBROGATION    9. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other (a) damages for injury to or death of persons, (b) damages to property, (c) damages to the Premises or any part thereof, or (d) claims arising by reason of the foregoing. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the revisions of this paragraph.

LANDLORD'S
REPAIRS AND
SERVICES      10. Landlord shall at Landlord's expense maintain the structural soundness of the roof, foundations and exterior walls of the Building in good repair, reasonable wear and tear excepted. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. The term "roof" as used herein shall not include skylights, smoke hatches or roof vents. Landlord shall perform on behalf of Tenant and other tenants of the Project the maintenance of the public and common areas of the Project including, but not limited to, the landscaped areas, parking areas, driveways, the truck staging areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, electric and telephone equipment servicing the Building(s), exterior lighting, and anything which affects the operation and exterior appearance of the Project, which determination shall be at Landlord's sole discretion. Tenant shall reimburse Landlord for all such costs in accordance with Paragraph 7. Any damage caused by or repairs necessitated by any act of Tenant may be repaired by Landlord at Landlord's option and at Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs after which Landlord shall have reasonable opportunity to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance.

TENANT'S
REPAIRS       11. Tenant shall, at Tenant's expense, maintain all parts of the
                  Premises in a good clean and secure condition promptly making all necessary repairs and replacements including, but not limited to, all windows, glass, doors and any special office entries, walls and wall finishes, floor covering, heating, ventilating and air conditioning systems, truck doors, dock bumpers, dock plates and levelers, roofing, plumbing work and fixtures, down spouts, skylights, smoke hatches and roof vents. Tenant shall at Tenant's expense also perform necessary pest extermination and regular removal of trash and debris. Tenant shall, at its own expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual, including maintaining the system and ducts in a weatherproof condition, and must become effective and a copy thereof delivered to Landlord within thirty (30) days of the Term Commencement Date. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or its employees, agents or invitees.

ALTERATIONS   12. Tenant shall not make, or allow to be made, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed alterations and additions which (a) comply with all applicable laws, ordinances, rules and regulations, (b) are in Landlord's opinion compatible with the Project and its mechanical, plumbing, electrical, and heating/ventilation/air conditioning systems, and (c) in Landlord's opinion will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. NONSTRUCTURAL ALTERATIONS TOTALLING UNDER $10,000 PER YEAR REQUIRE WRITTEN NOTIFICATION TO LANDLORD, BUT NOT LANDLORD APPROVAL, SUBJECT TO REMOVAL UPON TERMINATION AS OUTLINED IN THIS PARAGRAPH 12. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of consent for all plans and specifications for the proposed alterations or additions, construction means and methods, any contractor or subcontractor to be employed on the work of alterations or additions, and the time for performance of such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with its consideration of a request for approval hereunder. Tenant must have Landlord's written approval and all appropriate permits and licenses prior to the commencement of said alterations and additions. All alterations and additions permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord including any REASONABLE costs or expenses which Landlord may incur in electing to have an outside agency review said plans and specifications. Landlord shall have the right to require Tenant to remove any or all alterations, additions, improvements and partitions made by Tenant and restore the Premises to their original condition by the termination of this Lease, by lapse of time or otherwise, all at Tenant's expense. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Landlord so elects, such alterations, physical additions or improvements shall become the property of Landlord and surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however, that this clause shall not apply to trade fixtures or furniture owned by Tenant. In addition to and wholly apart from its obligation to pay Tenant's Proportionate Share of Basic Operating Costs, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of its alterations, additions or improvements and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

SIGNS         13. All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common areas or the exterior of the Premises, shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to grant or withhold in its absolute and sole discretion. Any installation of signs or graphics on or about the Premises and Project shall be subject to any applicable governmental laws, ordinances, regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including, without limitation, discoloration caused by such installation or removal.

INSPECTION/
POSTING
NOTICES       14. After reasonable notice, except in emergencies where no such notice shall be required, Landlord, its agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrances or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall not unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Six months prior to the end of the Lease, Landlord shall have the right to erect on the Premises and/or Project a suitable sign indicating that the Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

UTILITIES     15. Tenant shall pay for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner in the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program. SHOULD AN INTERRUPTION OF SERVICES OR UTILITIES THAT HAS BEEN CAUSED BY LANDLORD'S NEGLIGENCE OR WILLFUL MISCONDUCT RENDER THE PREMISES UNTENANTABLE FOR A PERIOD LONGER THAN FORTY EIGHT
                  (48) HOURS, LANDLORD WILL ABATE BASE RENT FOR EACH 24 HOUR PERIOD THEREAFTER UNTIL PREMISES CAN, IN LANDLORD'S OPINION, BE OCCUPIED AGAIN, REDUCED BY TENANT'S PROCEEDS FROM ANY BUSINESS INTERRUPTION OR OTHER INSURANCE.

SUBORDINATION 16.

                  TENANT SHALL, UPON LANDLORD'S REQUEST, SUBORDINATE THIS LEASE TO ANY FIRST LIEN OR GROUND LEASE HEREAFTER PLACED BY LANDLORD UPON TIRE PREMISES, PROVIDED THE LENDER OR GROUND LESSOR EXECUTED A NON-DISTURBANCE AGREEMENT ASSURING TENANT THAT, NOTWITHSTANDING ANY DEFAULT BY LANDLORD TO THE LENDER OR GROUND LESSOR, OR ANY FORECLOSURE OR DEED IN LIEU THEREOF OR ANY TERMINATION OF THE GROUND LEASE, TENANT'S RIGHTS UNDER THIS LEASE SHALL CONTINUE IN FULL FORCE AND EFFECT AND ITS POSSESSION OF THE DEMISED PREMISES SHALL REMAIN UNDISTURBED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS LEASE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO TENANT AND ITS COUNSEL.

FINANCIAL
STATEMENTS    17. At the request of Landlord, Tenant shall provide to Landlord its current financial statements or other information discussing financial worth which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the property subject hereto.

ESTOPPEL
CERTIFICATES  18. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired portion of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of the Lease.

SECURITY
DEPOSIT       19. Tenant agrees to deposit with Landlord upon execution of this
                  Lease, a Security Deposit as stated in the Basic Lease Information which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of the Tenant's obligations under this Lease have been fulfilled.

TENANT'S
REMEDIES      20. Tenant shall look solely to Landlord's interest in the Project for recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if it is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project.

ASSIGNMENT
AND
SUBLETTING    21. A.    Tenant shall not assign or sublet the Premises or any
                  part thereof without Landlord's prior written approval, except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, AND PROVIDED TENANT IS NOT AND HAS NOT BEEN IN MATERIAL DEFAULT DURING THE TERM OF THIS LEASE, FOR WHICH TENANT HAS RECEIVED WRITTEN NOTICE OF THE DEFAULT AND TENANT HAS FAILED TO CURE AS PROVIDED IN THIS LEASE, Tenant shall give Landlord written notice SIXTY (60) days prior to the anticipated effective date of the assignment or sublease. Landlord shall then have a period of FIFTEEN
                  (15) days following receipt of such notice to notify Tenant in writing that Landlord elects to permit Tenant to assign this Lease or sublet such space, subject, however, to Landlord's prior written approval of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease, such consent not to be unreasonably withheld so long as the use of the Premises by such proposed assignee or subtenant would be a Permitted Use and would not in Landlord's opinion MATERIALLY increase occupant density of the Project, the proposed assignee or subtenant is of sound financial condition. Written approval by Landlord of the proposed assignee or subtenant shall be required. Failure by Landlord to approve a proposed assignee or subtenant shall not cause a termination of this Lease. LANDLORD SHALL APPROVE, DISAPPROVE AS DEFINED ABOVE WITHIN FORTY-FIVE (45) DAYS OF RECEIPT OF TENANT'S FIRST NOTICE OF DESIRE TO ASSIGN OR SUBLEASE.

                  B. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of (1) the reasonable cost of any improvements which Tenant has made for the purpose of assigning or subletting all or part of the Premises and (2) reasonable subletting and assignment costs, shall be divided and paid, ten percent (10%) to Tenant, ninety percent (90%) to Landlord.

                  C. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for such subletting or assignment.

                  D. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings), so as to result in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this paragraph.

                  E. If Tenant is a partnership, joint venture or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, or operation of law or other disposition, so as to result in a change in the present control of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this paragraph.

                  F. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

                  G. ANY PROVISION IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LANDLORD'S CONSENT SHALL NOT BE REQUIRED FOR A TRANSFER: (a) TO ANY PERSON OR ENTITY WHO CONTROLS, IS CONTROLLED BY OR IS UNDER COMMON CONTROL WITH TENANT; (b) TO ANY CORPORATION RESULTING FROM THE MERGER OR CONSOLIDATION WITH TENANT (PROVIDED THAT TENANT'S ABILITY TO PERFORM ALL OF ITS OBLIGATIONS UNDER THIS LEASE ARE IN NO WAY REDUCED, AND THE OCCUPANCY DENSITY OF THE PREMISES IS NOT MATERIALLY INCREASED, AS A RESULT OF SUCH MERGER OR CONSOLIDATION); OR
                  (c) TO ANY PERSON OR LEGAL ENTITY HAVING A CONSOLIDATED NET WORTH WITH TENANT OF AT LEAST $30,000,000, WHICH ACQUIRES ALL THE ASSETS OF TENANT AS A GOING CONCERN OF THE BUSINESS BEING CONDUCTED ON THE PREMISES (EACH OF THE FOREGOING IS HEREINAFTER REFERRED TO AS A "TENANT AFFILIATE"); PROVIDED THAT BEFORE SUCH ASSIGNMENT SHALL BE EFFECTIVE, (a) SAID TENANT AFFILIATE SHALL ASSUME, IN FULL, THE OBLIGATIONS OF TENANT UNDER THIS LEASE, (b) LANDLORD SHALL BE GIVEN WRITTEN NOTICE OF SUCH ASSIGNMENT AND ASSUMPTION AND (c) THE USE OF THE PREMISES BY THE TENANT AFFILIATE SHALL BE AS SET FORTH IN PARAGRAPH 4. FOR THE PURPOSES OF THIS PARAGRAPH, THE TERM "CONTROL" MEANS POSSESSION, DIRECTLY OR INDIRECTLY, OF THE POWER TO DIRECT OR CAUSE THE DIRECTION OF THE MANAGEMENT, AFFAIRS AND POLICIES OF ANYONE, WHETHER THROUGH THE OWNERSHIP OF VOTING SECURITIES, BY CONTRACT OR OTHERWISE.

QUIET
ENJOYMENT     22. Landlord represents that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

CONDEMNATION  23. A.    If the whole, or any substantial portion of the Project
                  of which the Premises are a part, should be taken or condemned for any public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said Premises shall have occurred.

                  B. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph 23.A. above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

                  C. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

CASUALTY
DAMAGE        24. A.    If the Premises should be damaged or destroyed by fire,
                  tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days of such notice, Landlord shall notify Tenant whether in Landlord's opinion such repairs can be made either (1) within ninety
                  (90) days, (2) in more than ninety (90) days, but in less than one hundred eighty (180) days, or (3) in more than one hundred eighty (180) days from the date of such notice; Landlord's determination shall be binding on Tenant.

                  B. If the Premises should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

                  C. If the Premises should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed in more than ninety (90) days but in less than one hundred eighty (180) days, then Landlord shall have the option of either (1) terminating the Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of the Lease, or (2) electing to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the reasonable control of Landlord, Tenant may at its option terminate this Lease by delivering thirty (30) days prior written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

                  D. If the Premises should be so damaged by fire, tornado, or other casualty that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred eighty
                  (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

                  E. Notwithstanding anything herein to the contrary, in the event that holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

                  F.    The provision of Section 1942, Subdivision 2, and
                  Section 1933, Subdivision 4, of the Civil Code of California is superseded by the foregoing.

HOLDING OVER  25. IF IN LANDLORD'S OPINION ACTIVE NEGOTIATION OF A RENEWAL IS
                  NOT UNDERWAY AND PROGRESSING, AND IF Tenant retains possession of the Premises or any portion thereof without Landlord's consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention ONE AND A HALF TIMES the amount of the daily rental for the first month prior to the date of expiration or termination. IN THE EVENT OF A RENEWAL OF THE LEASE, SAID HOLD OVER MONIES WILL BE APPLIED TO THE RENEWAL PERIOD AT THE RENEWAL RATE. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this paragraph shall waive Landlord's right of reentry or any other right. Tenant shall be only a tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and the terms of this paragraph shall apply.

DEFAULT       26. A.    EVENTS OF DEFAULT. The occurrence of any of the
                  following shall constitute an event of default on the part of
                  Tenant:

                        (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due, such failure continuing without cure by payment of the delinquent Rent and late charge or other obligations for a period of five (5) days after written notice and demand; provided, however, that except as expressly otherwise provided herein, Landlord shall not be required to provide such notice more than twice during the Term, the third such non-payment constituting default for all purposes hereof without requirements of notice.

                        (3) OTHER OBLIGATIONS. Failure to perform any obligations, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this subparagraph 26A, such failure continuing for fifteen (15) days after written notice of such failure, or such longer period as Landlord determines to be necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured.

                        (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

                        (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligation of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

                        (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

                        (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

                  B.    REMEDIES UPON DEFAULT.

                        (1) RENT. All failures to pay any monetary obligation to be paid by Tenant under this Lease shall be construed as obligations for payment of Rent.

                        (2) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right, with or without notice or demand, to immediately terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

                        (3) CONTINUATION AFTER DEFAULT. Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(2) hereof, and Landlord may enforce all its rights and remedies under this Lease, including, but without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a Landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

                  C. DAMAGES UPON TERMINATION. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(2) hereof, Landlord shall have all the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided, (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided, and (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (1) and (2) above shall be computed with interest at the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

                  D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid on or before the date the same is due, an amount equal to ten percent (10%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof.

                  E. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

LIENS         27. Tenant shall keep the premises free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefore shall be payable to Landlord by Tenant on demand with interest at the maximum rate allowable by law. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest herein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's lien.

TRANSFERS BY
LANDLORD      29. In the event of a sale or conveyance by Landlord of the
                  Project, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interests of Landlord in and to this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.

RIGHT OF
LANDLORD TO
PERFORM
TENANT'S
COVENANTS     30. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent. If Tenant shall fail to pay any sum of money other than Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permitted by law from the date of such payment by the Landlord shall be payable to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

WAIVER        31. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver of Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

NOTICES       32. Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

                  A. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

                  B. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, or express mail or confirmed facsimile and addressed to the party to be notified at the address for such party specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the persons named in the Basic Lease Information in addition to the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by mailing to the persons named in the Basic Lease Information and attaching the same on the main entrance of the Premises.

ATTORNEYS'
FEES          33. In the event either party places the enforcement of this
                  Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney or files suit upon the same, the prevailing party shall recover its reasonable attorneys' fees and court costs.

SUCCESSORS
AND ASSIGNS   34. This Lease shall be binding upon and inure to the benefit of
                  Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

FORCE MAJEURE 35. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strike, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

MISCELLANEOUS 36. A.    The term "Tenant" or any pronoun used in place thereof
                  shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.

                  B. Time is of the essence regarding this Lease and all of its provisions.

                  C. This Lease shall in all respects be governed by the laws of the State of California.

                  D. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.

                  E. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

                  F. This Lease may not be modified except by a written instrument by the parties hereto.

                  G. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.


ONE TIME RIGHT
TO CANCEL     37. Tenant shall be granted a one time right to cancel this Lease, provided that Tenant is not, and has not been, in material default throughout this Lease, for which Tenant has received written notice of the default and Tenant has failed to cure as provided in this Lease. Termination will occur on the first day of the thirty-seventh (37th) month only if activated by Tenant giving Landlord at least one hundred eighty (180) days prior written notice of its intent together with a payment of all unamortized costs incurred by Landlord for the tenant improvements outlined in Exhibit C and Exhibit C-l attached hereto, including permits and space planning costs and using straight line amortization, plus three months rent equivalent to the 37th, 38th and 39th months base rent plus operating expenses ("Cancellation Fee"). Nonpayment of the 37th month base rent equivalent from the Cancellation Fee at time of said notice, lack of written notification per the above outlined schedule, or any material event of default whatsoever during the term of this Lease for which Tenant has received written notice of the default and Tenant has failed to cure as provided in this Lease renders this paragraph null and void. The balance of the Cancellation Fee (the unamortized construction costs plus the 38th and 39th month base rent equivalent plus the operating costs for the 37th through the 39th month) shall be due on the effective date of termination.

              38. LEASE EFFECTIVE DATE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation or option for lease, and it is not effective as a lease or otherwise until execution by Landlord and Tenant.


IN WITNESS WHEREOF, the parties hereto have executed this Lease according to the dates listed below.

"Landlord"                                   "Tenant"

SPIEKER PROPERTIES, L. P.,                   INTUIT INC.,
a California limited partnership             a Delaware corporation

BY: SPIEKER PROPERTIES, INC.                 BY: /s/ DAVID A. KINSER
a Maryland Corporation                          ---------------------------
Its: General Partner                            David A. Kinser
                                             Its: Senior Vice President,
                                                  Operations

By: /s/ RICHARD L. ROMNEY
    --------------------------
     Richard L. Romney
     Senior Vice President

Date: 7/14/97

                                   EXHIBIT "A"
                              PROJECT AND BUILDING
                                  Not to scale
                      West Building-5950 Nancy Ridge Drive
                      East Building-6060 Nancy Ridge Drive




                                  [FLOOR PLAN]




                   SITE PLAN BUILDING 2 & 3 (LOTS 102 & 103)

                                   EXHIBIT "B"
                                    PREMISES

 Floor plan of the subject Premises located at 6060 Nancy Ridge Drive, Suite B,
                             San Diego, California

                                   Not to scale





                                  [FLOOR PLAN]

                                   EXHIBIT "C"
                     TENANT IMPROVEMENTS AND SPECIFICATIONS

Landlord will contribute Three hundred and three thousand dollars ($303,000) ("Landlord's Contribution") toward mutually acceptable tenant improvements detailed as follows. Tenant is required to pay prior to occupancy, any costs for Tenant's work which exceeds the total of Landlord's Contribution. Landlord will cause to be constructed approximately 9,200 rentable square feet of improved office area per the attached Exhibit C-l to include a reception, conference room, 3 private offices, 2 large open office areas, duplication room, mail room, computer/printing room storage, lunch room, AL room, storage and two (2) large rest rooms. AS A MATERIAL INDUCEMENT TO LANDLORD'S CONTRIBUTION TOWARDS TENANT IMPROVEMENT COSTS, TENANT HEREBY AGREES TO REMOVE, AT TENANT'S SOLE COST UPON TERMINATION OR OTHER SUCH END TO THIS LEASE, OFFICE AREA IMPROVEMENTS OF LANDLORD'S CHOICE IN EXCESS OF 10% OF THE PREMISES RENTABLE AREA. IN THIS CASE OFFICE AREA OVER 6,000 SQUARE FEET IS SUBJECT TO REMOVAL AT TENANT'S COST AND
AT LANDLORD'S OPTION.

                  The OFFICE AREA WILL HAVE THE FOLLOWING FINISH:

                  -     heating, ventilation and air-conditioning throughout

                  -     acoustical tile ceiling with batt insulation above

                  -     fire sprinklers

                  - recessed fluorescent lighting (standard office footcandle)

                  - painted walls with building standard paint (insulation in all perimeter and restroom walls)

                  - carpet, VCT or vinyl in all office areas ($12.50/sq.yd. building standard allowance; color selection by Tenant)

                  - convenience electrical-120 volt power per code requirements, up to two (2) dedicated circuits and telephone outlets, mud ring only for phones

                  -     solid core wood doors and metal door frames

                  - 2 rest rooms each to contain one sink and one water closet

                  THE WAREHOUSE WILL BE IMPROVED AS FOLLOWS:

                  -     full height demising wall separating adjacent tenant

                  -     Metal Halide HID lighting (20-25 footcandles)

                  - electrical service with transformer to step down from 480 (not to exceed 200 amps of 120/280V power)

                  -     sealed concrete floor

                  -     single coat while paint on walls

                  -     separate gas and electric meters

                  - ESFR sprinklers provided in warehouse-stacking of materials and all racking systems are the sole responsibility of Tenant and must be in conformance to ESFR type sprinklers and City of San Diego guidelines

                  - Eight (8) hydrolic Rite Hite dock levelers without dock locks, at locations determined by Tenant, cost not to exceed $5,400 per unit.

Any additions or modifications to the improvements must be approved in writing by Landlord. Any increase in cost, including the cost of design, as a result of such addition or modification shall be acknowledged by Tenant in writing and paid to Landlord within 30 days of occupancy. Any delay in construction caused by these changes which extends the completion of the improvements shall not alter the Commencement Date of the Lease.

Landlord appoints Landlord's Representative to act for Landlord and Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquires, requests, instructions, authorizations, and other communications with respect the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquires of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers, or contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time with three (3) days' prior written notice to the other party.


Tenant's Representative:               Steve Crossley

Landlord's Representative:             Tina Ravizza

Space Planner:                         Sean Tracy-Pacific Cornerstone Architects

Contractor:                            R. G. Petty Contracting

TENANT'S TAKING POSSESSION OF THE PREMISES AND ACCEPTANCE OF THE PREMISES SHALL NOT CONSTITUTE A WAIVER OF ANY WARRANTY OR OF ANY DEFECT IN REGARD TO WORKMANSHIP OR MATERIAL OF THE BUILDING AND OTHER IMPROVEMENTS THAT ARE PART OF THE PREMISES ("CONSTRUCTION DEFECT"). IF LANDLORD DOES NOT ASSIGN ANY AND ALL WARRANTIES FOR THE EQUIPMENT ACRD CONSTRUCTION, TENANT SHALL HAVE SIX (6) MONTHS OR THE ACTUAL APPLICABLE WARRANTY PERIOD AFTER IT ERAS TAKEN POSSESSION OF THE PREMISES WITHIN WHICH TO NOTIFY LANDLORD OF ANY CONSTRUCTION DEFECT EXCEPT FOR LATENT DEFECTS. LANDLORD SHALL HAVE A COMMERCIALLY REASONABLE TIME FRAME TO CORRECT OR REMEDY ANY CONSTRUCTION DEFECT.

                                  EXHIBIT "C-1"
                     TENANT IMPROVEMENTS AND SPECIFICATIONS
                                OFFICE AREA ONLY




                       FLOOR PLAN FOR: INTUIT 60585 S.F.

                                   EXHIBIT "D"
                                SIGNAGE CRITERIA

      Uniform signage subject to Landlord's approval is allowed above Tenant's suite entrance. Monument signage is being considered for the project, and if approved, Tenant will be offered a portion of the monument sign allocated for Tenant signage.

                                  EXHIBIT "E"
                SUMMARY OF COMPREHENSIVE LAND USE PLAN ("CLUP")

     Tenant hereby acknowledges it has been made aware of a comprehensive land use plan created and administered by San Diego Association of Governments ("SANDAG") adopted in October 1990 and amended in 1992, which is subject to further amendment, attached in summary form below. This is provided for informational purposes only. Further detail regarding the CLUP is available from SANDAG.

                                      CLUP

                          Comprehensive Land Use Plan
                                      1990

                       [PHOTOGRAPH OF JET FIGHTER PLANE]

                           Naval Air Station Miramar
                             San Diego, California


                  AIRPORT NOISE/LAND USE COMPATIBILITY MATRIX
                           IMPLEMENTATION DIRECTIVES

All the uses specified are "compatible" up to the noise level indicated. Specified uses are also allowed as "conditionally compatible" in the noise levels shown if two specific conditions are met and certified by the local general purpose agency:

- Proposed buildings will be noise attenuated to the level shown on the matrix based on an acoustical study submitted along with building plans.

- In the case of discretionary actions, such as approval of subdivisions, zoning changes, or conditional use permits, an aviation easement for noise shall be required to be recorded with the County Recorder as a condition of approval of the project. A copy shall also be filed with the affected airport operator. For all property transactions, appropriate legal notice shall be given to all purchasers, lessees and renters of property in "conditionally compatible" areas which clearly describes the potential for impacts from airplane noise associated with airport operations. Notice will also be provided as required on the State Real Estate Disclosure form.

Identified uses proposed in noisier areas than the level indicated on the matrix are considered "incompatible."

The directives below relate to the specific "conditionally compatible" land use categories identified by number on the matrix.

3. New schools, preschools and libraries located within the CNEL 60-65 contours must be subjected to an acoustical study to assure that interior levels will not exceed CNEL 45.

4. New residential and related uses located within the CNEL 60-65 contours must be subjected to an acoustical study to assure that interior levels will not exceed CNEL 45. Appropriate legal notice shall be provided to purchasers, lessees, and renters of properties in this conditionally compatible zone in the manner previously described.

     "Residential hotels" are defined as those that have 75% or more of accommodations occupied by permanent guests (staying more than 30 days) or those hotels which have at least 50 percent of their accommodations containing kitchens.

5. Transient Lodging is defined as hotels and motels, membership lodgings (Y's etc.), suite or apartment hotels, hotels, or other temporary residence units, not defined as residential hotels, above. Within the CNEL 60-70 contours, buildings must be subjected to an acoustical study to assure that interior levels do not exceed CNEL 45. Appropriate legal notice shall be provided to purchasers, lessees, and renters of properties in this conditionally compatible zone in the manner previously described.

6. Office buildings include many types of office and service uses: business and business services; finance, insurance, real estate; personal services; professional (medical, legal and educational); and government, research and development and others. Within the CNEL 65-70 contours, buildings must be subjected to an acoustical study to assure that interior levels do not exceed CNEL 50. Appropriate legal notice shall be provided to purchasers, lessees, and renters of properties in this conditionally compatible zone in the manner previously described.

8. For new commercial retail uses located within the CNEL 65-75 contours, buildings must be subjected to an acoustical study to assure that interior levels do not exceed CNEL 50. Appropriate legal notice shall be provided to purchasers, lessees, and renters of properties in this conditionally compatible zone in the manner previously described.

WHAT IS THE CLUP?

The Naval Air Station (NAS) Miramar Comprehensive Land Use Plan (CLUP) represents Navy and community recommendations for achieving compatible development near the air station. The CLUP was prepared by the San Diego Association of Governments (SANDAG) under authority of Article 3.5 of the California Public Utilities Code. The CLUP also incorporates recommendations of the Navy's Air Installation Compatible Use Zones (AICUZ) program, part of a nation-wide planning effort by the Department of Defense to look at accident potential and noise impacts around each military air installation in the United States. The goals of the CLUP are to:

     *    Protect NAS Miramar from incompatible land uses;

     * Provide criteria for the orderly growth of the area surrounding the air station;

     * Safeguard the general welfare of those inhabitants within the vicinity of the air station by protecting them from the adverse effects of aircraft noise and accident potential; and

     * Ensure that no obstructions or other hazards affect navigable airspace.

WHY IS THERE A PROBLEM?

Many military and civilian airfields were originally constructed in the open countryside. Over the years pressures to house a growing population meant people tended to move onto land near airfields. This nearby land normally has established access routes, and in many cases offers the advantages of living or working close to a major employment base. Meanwhile the level of air traffic has increased. These counteracting trends can cause problems for the air facility as well as local residents. Specifically, problems arise when use of the land is not controlled for compatibility with air operations.

Although noise impact areas no longer grow at rates experienced in the 1970's (and have actually decreased at NAS Miramar), the land near all airfields will continue to have high noise levels and potential for aircraft accidents. Land near airfields is suitable for certain types of development, such as agriculture or industrial uses, but may not be suitable for other types of development. Land near NAS Miramar consists of a mix of residential, commercial and industrial uses. For the most part, these developments are considered compatible with the current land use plan.

COMMUNITY PARTICIPATION

Land use compatibility is a shared concern of the Navy, the public, and the local government agencies who have planning and zoning authority. The decision makers for the local government have the key responsibility for taking actions that preserve land use compatibility. The cooperative action of all parties helps to resolve land use compatibility problems.

NAVY ROLE IN THE ECONOMY

More than 11,000 military and 2,500 civilian personnel work at NAS Miramar. Nearly 2,500 bachelor and 615 married military personnel (with 1,000 dependents) live at the air facility. An additional 1800 military, with 5,500 dependents live in military housing off station with the rest living in the surrounding communities. All totalled -- military, civilians and dependents -- NAS Miramar has an extended family of nearly 30,000.

NAS Miramar is part of the naval complex in San Diego County. Over 175,000 Department of Defense personnel work in San Diego with a total economic impact to the community of $9.5 billion annually. NAS Miramar accounts for over $700 million of this total. Overall, one in five dollars in the San Diego economy is a Navy dollar.

INSTALLATION MISSION

NAS Miramar is the home of the jet fighter and early warning aircraft of the Pacific Fleet. The mission of the station is to maintain and operate facilities and provide services and materials to support operations of aviation activities and units of the operating forces of the Navy.

WHAT IS NAS MIRAMAR DOING?

The people stationed at NAS Miramar are aware of their responsibility to minimize noise levels and hazards for the residents of nearby communities. Since 1974, noise complaints at NAS Miramar have decreased from a high of over 2,000 to 210 in 1991. This decrease resulted from the installation of hush houses to suppress ground engine runups, noise abatement procedures, and changes in aircraft mix.

MORE INFORMATION

Copies of the NAS Miramar CLUP may be obtained from SANDAG. Information on height restrictions and obstruction determination can be obtained from the Federal Aviation Administration or NAS Miramar. Information on land use compatibility may be obtained from the Community Planning Liaison Office at NAS Miramar.

NAS Miramar                                Community Planning Liaison Office
NOISE COMPLAINTS                           Code: 00M, NAS Miramar
(619) 537-4277                             San Diego, CA 92145-5000
                                           (619) 537-1235

San Diego Association of Governments       Federal Aviation Administration
401 B Street, Suite 800                    13006 Aviation Blvd.
San Diego, CA 92101                        Hawthorne, CA 90261
(619) 595-5300                             (310) 297-1667

                          [CLUP COMPOSITE MAP GRAPHIC]


CLUP Area

The NAS Miramar CLUP Composite Map shows a combination of noise and Accident Potential Zones (APZs). The noise descriptor used in this study is CNEL, which stands for Community Noise Equivalent Level. CNEL is the weighted average sound level for a 24-hour day. It is calculated by weighing evening and night operations five and ten times more than day operations, respectively, to adjust for the increased irritation caused by noise during evening and night hours. The depicted noise footprint ranges from 60 dB CNEL to 75 dB CNEL. The Accident Potential Zones represent areas that are overflown by aircraft and, therefore, more susceptible to accidents. The three APZs are APZ II, APZ I, and the Clear Zone; each progressively closer to the runway and potentially of more concern. The Land Use Compatibility Guidelines for noise and APZs promote compatible development near the air station. The guidelines recommend restricting noise sensitive development in the high noise zones, and restricting population density within the APZs. Zones of highest noise and accident potential have the smallest range of compatible land use.


                                 [VICINITY MAP]


Heights and Obstructions

In addition to noise and APZ considerations, height restrictions are necessary to insure that no object will interfere with the safe operation of aircraft or deny operational capability of the air station. Any development proposal that includes an object over 200 feet above ground level (AGL) or which penetrates the 100:1 slope extending 20,000 feet from the nearest point of the nearest runway must be submitted to the Federal Aviation Administration (FAA) for an obstruction evaluation. SANDAG and NAS Miramar must also be notified of these proposals by the applicant. The following should also be examined for compatibility:

        - Uses that release into the air any substance that would impair visibility or otherwise interfere with the operation of aircraft (e.g., dust, smoke, or steam).

        - Uses which emit or reflect light that would interfere with aircrew vision.

        - Uses that produce emissions which would interfere with aircraft communications systems, navigation systems or other electrical systems.

        - Uses which attract birds, such as (but not limited to) sanitary landfills, maintenance of feed stations, growing certain types of vegetation, etc.

                  Airport Noise/Land Use Compatibility Matrix

                                                                   Annual Community Noise Equivalent Level
                                                                                        (CNEL) in decibels

LAND USE                                                                  55     60     65     70     75
----------------------------------------------------------------------------------------------------------
1.  OUTDOOR AMPHITHEATERS


----------------------------------------------------------------------------------------------------------
2.  NATURE PRESERVES, WILDLIFE PRESERVES, LIVESTOCK FARMING,
    NEIGHBORHOOD PARKS AND PLAYGROUNDS

----------------------------------------------------------------------------------------------------------
3.  SCHOOLS, PRESCHOOLS, LIBRARIES


                                                                                  45

----------------------------------------------------------------------------------------------------------
4.  RESIDENTIAL SINGLE FAMILY, MULTIPLE FAMILY MOBILE HOMES,
    RESIDENTIAL HOTELS, RETIREMENT HOMES, INTERMEDIATE CARE                       45
    FACILITIES, HOSPITALS, NURSING HOMES

----------------------------------------------------------------------------------------------------------
5.  HOTELS AND MOTELS, OTHER TRANSIENT LODGING, AUDITORIUMS, CONCERT
    HALLS, INDOOR ARENAS, CHURCHES                                                45    45

----------------------------------------------------------------------------------------------------------
6.  OFFICE BUILDINGS-BUSINESS, EDUCATIONS, PROFESSIONAL AND PERSONAL
    SERVICES; R & D OFFICES AND LABORATORIES                                            50

----------------------------------------------------------------------------------------------------------
7.  RIDING STABLES, WATER RECREATION FACILITIES, REGIONAL PARKS AND ATHLETIC
    FIELDS, CEMETERIES, OUTDOOR SPECTATOR SPORTS, GOLF COURSES

----------------------------------------------------------------------------------------------------------
8.  COMMERCIAL-RETAIL; SHOPPING CENTERS, RESTAURANTS, MOVIE THEATERS                    50      50

----------------------------------------------------------------------------------------------------------
9.  COMMERCIAL-WHOLESALE, INDUSTRIAL; MANUFACTURING

----------------------------------------------------------------------------------------------------------
10. AGRICULTURE (EXCEPT RESIDENCES AND LIVESTOCK EXTRACTIVE INDUSTRY,
    UTILITIES & PUBLIC R-O-W

----------------------------------------------------------------------------------------------------------

This matrix should be used with reference to the Implementation Directives shown on the reverse

[ ]   COMPATIBLE
      The outdoor community noise equivalent level in sufficiently attenuated by conventional construction that the indoor noise level is acceptable, and both indoor and outdoor activities associated with the land use may be carried out with essentially no interference from aircraft noise.

[45]  CONDITIONALLY COMPATIBLE

      The outdoor community noise equivalent level will be attenuated to the indoor level shown, and the outdoor noise level is acceptable for associated outdoor activities.

[ ]   INCOMPATIBLE

      The community noise equivalent level is severe. Although extensive mitigation techniques could make the indoor environment acceptable for performance of activities the outdoor environment would be intolerable for outdoor activities associated with the land use.


                              Land Use Compatibility In Accident Potential Zones


LAND USE                                                            APZ 1          APZ 2
----------------------------------------------------------------------------------------------------------

RESIDENTIAL(1) APARTMENTS, AND TRANSIENT LODGING

----------------------------------------------------------------------------------------------------------

ASSEMBLY AREAS:
Schools, Churches, Libraries, Auditoriums, Sports Arenas, etc.,
Preschools, Nurseries, and Restaurants

----------------------------------------------------------------------------------------------------------

Hospitals, Sanitariums, and Nursing Homes

----------------------------------------------------------------------------------------------------------

OFFICES, RETAIL SHOPS*                                               50

----------------------------------------------------------------------------------------------------------


WHOLESALE STORES, MANUFACTURING**                                    50

----------------------------------------------------------------------------------------------------------


OUTDOOR USES:
Playgrounds, Neighborhood Parks,                                     50
Golf Courses, Riding Stables,
Public Right-of-Way

----------------------------------------------------------------------------------------------------------

(1) Residential land uses include single family, duplex, mobile homes, multi-family, and retirement homes.

* See 1992 CLUP revision for siting of flammable, hazardous, and toxic materials within the APZs.

** It is suggested that lot coverage in APZ1 should be less than 25%; and less than 40% in APZ2.

  For further information on determining compatibility in APZs, please see the NAS Miramar CLUP


[             ]   COMPATIBLE
[             ]

[50 or fewer  ]   CONDITIONAL COMPATIBLE
[Persons/Acre ]

[             ]   INCOMPATIBLE
[             ]

                                    EXHIBIT A
                                INDUSTRIAL LEASE
                              RULES AND REGULATIONS

1. Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord.

2. No sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building or Project without the prior written consent of Landlord in Landlord's sole and absolute discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of Tenant's Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, banner, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice.

      All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant's expense.

3. The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names therefrom.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant's Premises.

5. Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all acts of such persons.

      Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Project of any person.

      During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project.

6. Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

8. Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material except in strict accordance with the terms of the Lease.

9. Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises, the Building, or the Project.

10. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant's Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

11. If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.



                               Exhibit A - Page 1

12. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

13. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord's consent. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Project or elsewhere.

14. Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

15. Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.

      Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

16. Each tenant shall store all its trash and garbage within the interior of the Premises or as otherwise directed by Landlord from time to time. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal.

17. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Project, without the written consent of Landlord.

18. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building and the Project.

19. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.

20. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant's business except that Tenant may include the Building's or Project's name in Tenant's address.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

23. Landlord reserves the right to designate the use of the parking spaces on the Project. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. No trucks, truck tractors, trailers or fifth wheel are allowed to be parked anywhere at any time within the Project other than in Tenant's own truck dock well. Vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense. Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense. No tenant of the Building shall park in visitor or reserved parking areas or loading areas. Any tenant found parking in such designated visitor or reserved parking areas or loading areas or unauthorized areas shall be subject to tow-away at vehicle owner's expense. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

24. No Tenant is allowed to unload, unpack, pack or in any way manipulate any products, materials or goods in the common areas of the Project including the parking and driveway areas of the Project. All products, goods and materials must be manipulated, handled, kept, and stored within the Tenant's Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas of the Project. Tenant also agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation. All products, materials and goods are to enter and exit the Premises by being loaded or unloaded through dock high doors into trucks and or trailers, over dock high loading platforms into trucks and or trailers or loaded or unloaded into trucks and or trailers within the Premises through grade level door access.

25. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project.

27. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

28. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order



                               Exhibit A - Page 2
      therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.


























                               Exhibit A - Page 3